UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 16, 2024

Permex Petroleum Corporation

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41558	98-1384682
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2911 Turtle Creek Blvd., Suite 925 Dallas, Texas	75219
(Address of principal executive offices)	(Zip Code)

(469) 804-1306

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On April 16, 2024, Permex Petroleum Corporation (the “Company”) issued $500,000  in convertible debenture units (the “Units”) in a private placement offering (the “Offering”). Each Unit consists of one 10% Senior Secured Convertible Debenture (a “Debenture”) in the principal amount of US$1,000 and one Common Share Purchase Warrant (a “Warrant”). Each Warrant is exercisable for a period of five years from the date of issuance for one common share of the Company (a “Share”) at an exercise price of US$4.08.

The Debentures will mature (the “Maturity Date”) on the earlier of: (i) one-year from the date of issuance or (ii) three-months from the date of issuance if the Company does not enter into a securities exchange, unit purchase or merger agreement with a third party to the reasonable satisfaction of a majority of the holders of Debentures. The Debentures bear simple interest at a rate of 10%, payable on the Maturity Date or the date on which all or any portion of the Debenture is repaid. Interest will be paid in cash or Shares based on a conversion price of US$3.40 (the “Conversion Price”), subject to the approval of the Canadian Securities Exchange (the “Exchange”). The Debentures will rank senior to all other existing and future indebtedness of the Company and are secured by a general security agreement over certain assets of the Company.

At any time during the term of the Debentures, a holder of Debentures may elect to convert the outstanding principal and any accrued and unpaid interest thereon into Shares at the Conversion Price. The Debentures will automatically convert into Shares at the Conversion Price in the event the Company completes a financing of Shares for aggregate gross proceeds of at least US$7,500,000. The Company has the right to repay the Debenture at any time in whole or in part without the consent of the debentureholder and without penalty. The terms of the Debenture provide that upon certain Events of Default (as defined in the Debenture), the outstanding principal and interest owed under the Debenture may become immediately due and payable.

The Company intends to use the proceeds of the Offering for general working capital purposes as well as potential mergers and acquisitions.

The issuance of the Units was exempt from registration under the United States Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D promulgated thereunder.

The foregoing description of the Debenture and the Warrant does not purport to be complete and is qualified in its entirety by reference to the full text of the Debenture and Warrant, which are attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and are incorporated into this Item 1.01 by reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained or incorporated in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events

On April 16, 2024, the Company issued a press release announcing the closing of the Offering and the issuance of the Units. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

Cautionary Statements Regarding Forward Looking Information

Certain statements in this Current Report on Form 8-K and the furnished press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all passages containing words such as “will,” “aims,” “anticipates,” “becoming,” “believes,” “continue,” “estimates,” “expects,” “future,” “intends,” “plans,” “predicts,” “projects,” “targets,” or “upcoming.” Forward-looking statements also include any other passages that are primarily relevant to expected future events or that can only be evaluated by events that will occur in the future. Forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements. These forward-looking statements and factors that may cause such differences include, without limitation, the expected use of proceeds from the Offering and other forward-looking information. The foregoing list of factors is not exclusive. More information about factors that potentially could affect the Company’s operations or financial results is included in the Company’s most recent annual report on Form 10-K for the year ended September 30, 2022 filed with the SEC on February 13, 2023, and in the other reports filed with the SEC since that date. Readers are cautioned not to place undue reliance upon these forward-looking statements that speak only as to the date of this Current Report on Form 8-K. Except as required by law, the Company undertakes no obligation to update any forward-looking or other statements in this Current Report on Form 8-K, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Form of 10% Senior Secured Convertible Debenture

10.2	Form of Common Share Purchase Warrant

99.1*	Press Release dated April 16, 2024

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

* Furnished but not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Permex Petroleum Corporation

April 22, 2024	By:	/s/ Mehran Ehsan
Mehran Ehsan
Chief Executive Officer

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